VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Exhibit 99.1

CONTROL # g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

PLEASE SIGN AND DATE THIS PROXY CARD.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain
1.

To approve the issuance of Centene Corporation (“Centene”) common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of July 2, 2015, by and among Centene, Chopin Merger Sub I, Inc., Chopin Merger Sub II, Inc. and Health Net, Inc., as the same may be amended from time to time (the “Share Issuance proposal”).

		☐	☐	☐
2.

To approve any proposal to adjourn the Centene special meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event their are not sufficient votes at the time of the Special Meeting to approve the Share Issuance proposal.

		☐	☐	☐
3.	To approve an amendment to Centene’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Centene common stock from 200 million to 400 million.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE PROXY HOLDER MAY USE ITS DISCRETION TO VOTE ON OTHER MATTERS RELATING TO THE CENTENE SPECIAL MEETING UNLESS THE FOLLOWING BOX IS CHECKED TO WITHHOLD DISCRETIONARY AUTHORITY: ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000254817_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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CENTENE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS, [            ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael F. Neidorff and Keith H. Williamson and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of common stock of Centene Corporation which the undersigned is entitled to vote at the special meeting of stockholders of Centene Corporation, to be held at Centene Plaza, 7700 Forsyth Blvd., St. Louis, Missouri 63105, on [                    ] at [                    ], Central Time, and at any adjournments or postponements thereof. The undersigned hereby revokes any proxy heretofore given to vote at such meeting. Each of the Proxies or their substitutes, are authorized to vote, according to their discretion, upon such other business as may properly come before the meeting and any adjournment or postponement thereof by or at the direction of the Centene Board. The undersigned stockholder acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus attached thereto.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted as recommended by the Board of Directors of Centene Corporation.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side

0000254817_2    R1.0.0.51160